UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  October 25, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement

On October 26, 2009, FairPoint Communications, Inc. (the “Company”) and all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The cases are being jointly administered under the caption In re FairPoint Communications, Inc., Case No. 09-16335 (the “Chapter 11 Cases”).

In anticipation of the Chapter 11 Cases, the Debtors entered into a Plan Support Agreement (the “Support Agreement”), dated as of October 25, 2009, with secured lenders (the “Consenting Lenders”) holding more than 50% of the outstanding debt under the credit facility, dated as of March 31, 2008, by and among the Company, Northern New England Spinco Inc. (“Spinco”) and certain lenders and agents party thereto, as amended (the “Credit Facility”).  Pursuant to the Support Agreement, the Consenting Lenders have agreed subject to the terms and conditions contained in the Support Agreement, to support the Debtors’ proposed financial restructuring described in the FairPoint Communications, Inc. and Affiliates Chapter 11 Plan Term Sheet (the “Plan Term Sheet”), which is attached as an exhibit to the Support Agreement.  The Plan Term Sheet, among other things, provides the framework for a comprehensive balance sheet restructuring of the Debtors that would result in the conversion of more than $1.7 billion of debt into equity, consisting of $1.2 billion of debt under the Credit Facility and all of the outstanding Notes (as defined herein).

Plan Term Sheet

The following is a summary of certain material terms of the Plan Term Sheet.  This summary does not include a description of all of the terms, conditions and other provisions of the Plan Term Sheet or that would be contained in a plan of reorganization under Chapter 11 of the Bankruptcy Code embodying the terms and conditions of the Plan Term Sheet (a “Restructuring Plan”) and the related definitive documentation governing such a Restructuring Plan, and is qualified, in all respects, by the provisions of the Plan Term Sheet, which is attached as an exhibit to the Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Credit Facility Claims

Pursuant to the Restructuring Plan, the lenders under the Credit Facility would receive their pro rata share of:

·                  a new $1 billion secured term loan (the “New Term Loan”);

·                  98% of the Company’s newly issued common stock (the “New Common Stock”), subject to dilution by the issuance of securities under an equity incentive plan, the Unsecured Common Stock (as defined herein) and the Unsecured Warrants (as defined herein); provided, however, that if the holders of unsecured claims against the Company (collectively, “Company Unsecured Claims”), including but not limited to both (i) the Company’s 13 1/8% Senior Notes due 2018 (the “New Notes”), which were issued in connection with a private exchange offer for the Company’s 13 1/8% Senior

Notes due 2018 (the “Old Notes,” and together with the New Notes, the “Notes”) issued in connection with its merger with Spinco, and (ii) the Old Notes, do not vote as a class to accept the Restructuring Plan, the lenders under the Credit Facility will receive their pro rata share of 100% of the New Common Stock, subject to dilution by the issuance of securities under an equity incentive plan; and

·                  the Company’s cash in excess of $40 million on the date the definitive documents of the Restructuring Plan become effective in accordance with their terms (the “Effective Date”), after taking into account all cash payments required to be paid under the Restructuring Plan on and after the Effective Date.

Unsecured Claims Against The Company

Pursuant to the Restructuring Plan, if the holders of the Company Unsecured Claims vote as a class to accept the Restructuring Plan, such holders will receive their pro rata share of (i) 2% of the New Common Stock (the “Unsecured Common Stock”), subject to dilution by the issuance of securities under an equity incentive plan and the Unsecured Warrants, and (ii) warrants to purchase up to 5% of the New Common Stock, which warrants shall have a seven-year term and be exercisable at a strike price equal to a $2.25 billion total enterprise value (the “Unsecured Warrants”), subject to dilution by the issuance of securities under an equity incentive plan.  However, if the holders of Company Unsecured Claims do not vote to accept the Restructuring Plan, holders of Company Unsecured Claims will not receive any distributions under the Restructuring Plan on account of their claims.

Convenience Claims Against The Company

For purposes of the Restructuring Plan, the term “Convenience Claim” would include any Company Unsecured Claims that are (i) allowed in an amount of ten thousand dollars ($10,000)

or less or (ii) allowed in an amount greater than ten thousand dollars ($10,000) but which are reduced to ten thousand dollars ($10,000) by an irrevocable written election of the holders of such claims.  Each holder of an allowed Convenience Claim would be paid in full in cash.

Board of Directors

Pursuant to the Restructuring Plan, the reorganized Company would have a nine person board of directors (the “New Board”).  Initially, seven of the New Board members will be nominated by the Consenting Lenders, one of the New Board members will be the Company’s chief executive officer and one of the New Board members will be nominated by the holders of the Notes if the class of Company Unsecured Claims votes to accept the Restructuring Plan.  If the holders of the Notes do not vote to accept the Restructuring Plan, then the Consenting Lenders will have the right to nominate eight New Board members.

Debtor-in-Possession Financing

In connection with the Restructuring Plan, the Company has reached an agreement with certain of the Consenting Lenders for a new money revolving debtor-in-possession financing in an aggregate amount of up to $75 million (the “DIP Financing”).  The following is a summary of certain material terms of the DIP Financing, the terms and conditions of which are set forth in the DIP Financing Term Sheet (the “DIP Term Sheet”).  This summary does not include a description of all of the terms, conditions and other provisions of the DIP Term Sheet or that would be contained in the DIP Financing and the related definitive documentation governing the DIP Financing, and is qualified, in all respects, by the provisions of the DIP Term Sheet, which is attached as an exhibit to the Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The DIP Financing will consist of a revolving loan facility and a letter of credit subfacility that will mature on the earlier to occur of (i) the nine-month anniversary of the date of the filing of the Chapter 11 Cases, which date can be extended, without the payment of any fee, up to three months with the prior consent of the lenders holding a majority of the aggregate principal amount of the outstanding loans and letters of credit plus unutilized commitments under the DIP Financing, and (ii) the effective date of a plan of reorganization confirmed by the Bankruptcy Court.  Upon satisfaction of certain conditions precedent, including the Company successfully exiting from the Chapter 11 Cases, the DIP Financing will roll into a revolving credit facility having a five-year term (the “New Revolving Credit Facility”).  The proceeds of the DIP Financing may be used by the Company for general working capital purposes, the issuance of letters of credit, the payment of reasonable fees and expenses of the administrative agent under the Credit Facility, the payment of amounts to cure contract defaults and the payment of professional fees and expenses.  The DIP Financing will be subject to certain customary conditions precedent, covenants and events of default to be agreed upon by the parties to the DIP Financing.

Subject to certain exceptions, the DIP Financing will be secured by (i) a first-priority lien over all assets of the borrowers and their non-regulated subsidiaries (the “DIP Credit Parties”) that are not subject to liens as of the time of filing of the Chapter 11 Cases, (ii) a junior lien over all assets of the DIP Credit Parties that are subject to liens at the time of filing of the Chapter 11 Cases and (iii) a first-priority priming lien on all assets of the DIP Credit Parties that are subject to liens securing the Credit Facility (the “Primed Liens”).

In connection with the filing of the Chapter 11 Cases, the lenders under the Credit Facility will receive adequate protection in the form of (i) replacement liens in the assets of the DIP Credit Parties that secure the DIP Financing, which replacement liens will be junior to the liens of the lenders under the DIP Financing, (ii) a super-priority administrative expense claim under section 507(b) of the Bankruptcy Code that will be junior to the claims of the lenders under the DIP Financing and (iii) current cash payment of all fees and reasonable professional fees and expenses payable to the administrative agent under the Credit Facility.

Plan of Reorganization

Pursuant to the Support Agreement, the Company is required to file a chapter 11 plan of reorganization reflecting the Restructuring Plan described above with the Bankruptcy Court within 45 days after the filing of the Chapter 11 Cases.  Pursuant to the Support Agreement, the Consenting Lenders, which represent more than 50% of the loans outstanding under the Credit Facility, are required to vote in favor of and support a chapter 11 plan on substantially the terms and conditions set forth in the Plan Term Sheet.  However, no assurances can be given that the Company will file such a chapter 11 plan or that a chapter 11 plan will be confirmed by the Bankruptcy Court on the terms described herein or at all.

Item 1.03               Bankruptcy or Receivership

On October 26, 2009, the Debtors filed the Chapter 11 Cases.  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.  The information set forth above in Item 1.01 of this Current Report with respect to the Chapter 11 Cases is incorporated into this Item 1.03.

Item 2.04                                             Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases described in Items 1.01 and 1.03 above constitutes an event of default under each of the following debt instruments:

·                  the Indenture (the “Indenture”), dated as of July 29, 2009, by and between the Company and U.S. Bank National Association, as trustee, relating to the New Notes — the aggregate principal amount of New Notes outstanding as of October 25, 2009 was approximately $476.0 million;

·                  the Credit Facility — the aggregate principal amount of loans outstanding under the Credit Facility as of October 25, 2009 was approximately $2.0 billion; and

·                  the ISDA Master Agreement with Wachovia Bank, N.A., dated as of December 12, 2000, as amended and restated as of February 1, 2008, and the ISDA Master Agreement with Morgan Stanley Capital Services Inc., dated as of February 1, 2005 (collectively, the “Swaps”) — the Company estimates that the fair market value of the Swaps under Statement of Financial Accounting Standards No. 157 as of October 25, 2009 was approximately $88.3 million.

Under the terms of the Indenture, as a result of the filing of the Chapter 11 Cases, all of the outstanding New Notes became due and payable without further action or notice.  Under the terms of the Credit Facility, upon the filing of the Chapter 11 Cases, all commitments under the Credit Facility were terminated and all loans (with accrued interest thereon) and all other amounts outstanding under the Credit Facility (including, without limitation, all amounts under any letters of credit) became immediately due and payable.  In addition, as a result of the filing of the Chapter 11 Cases, an early termination event occurred under the Swaps.  The Company believes that any efforts to enforce such payment obligations are stayed as a result of the filing of the Chapter 11 Cases.

Item 7.01               Regulation FD Disclosure

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at www.fprestructuring.com.

The information contained in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information contained in this Item 7.01 disclosure shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01               Other Events

Projections

                Subject to the terms of confidentiality agreements (the “Confidentiality Agreements”) entered into by the Company and certain holders of the Notes (the “Holders”), the Company provided certain projected financial information (the “Projections”) to the Holders in connection with discussions among the Company, the Holders and their respective advisors regarding the Restructuring Plan.

                The Projections were prepared under the direction of the Company’s management in connection with its negotiations with its creditors.  The Projections reflect numerous assumptions, including, among other things, with respect to (i) trends in access lines, high-speed data subscribers and other customer metrics, (ii) the success of the next generation data network build-out in northern New England and the subsequent introduction of new IP-based services, (iii) the elimination of integration and cutover related costs incurred in 2009 and (iv) the reduction in certain operating expenses, including certain expenses covered under collective bargaining agreements.  In addition, the Projections reflect various other assumptions, including, among other things, regarding (i) the Company’s anticipated future performance after the consummation of the Restructuring Plan, (ii) general business and economic conditions, (iii) competitive forces and (iv) the actions of regulatory agencies and governmental bodies.  Many of these assumptions are beyond the Company’s control and some or all of the assumptions may not materialize.  In addition, unanticipated events and circumstances with regard to any of the above assumptions or other matters not listed above may affect the Company’s actual financial results in the future.

                The Projections do not take into account any changes in interest expense or required principal repayments which may result from the Restructuring Plan.  The summary balance sheet data provided in the Projections does not include all assets and liabilities of the Company and was only intended to provide a high level view of certain key asset and liability balances reflecting the assumptions discussed above.

                The Projections are based upon an analysis of the data available to the Company at the time of the Projections and are not guarantees of future performance.  Due to the uncertainties inherent in any financial projections, the Company’s management is unable to represent or warrant that the information contained in the Projections is without inaccuracies and no assurance can be given or is given that the Projections will be realized.  Therefore, while the Projections are necessarily presented with numerical specificity, the actual results achieved for the projected periods may vary from the projected results and are subject to significant uncertainties, contingencies, risks and assumptions, many of which are beyond the Company’s control.  These variations may be material.  Accordingly, no representation can be made or is made with respect to the accuracy of the Projections or the Company’s ability to achieve the projected results, and the Projections should not be relied upon as a guaranty, representation or other assurance of the actual results that will occur.

                The Company does not, as a matter of course, make public projections of its anticipated results of operations, financial position or cash flows.  Accordingly, the Company disclaims any obligation to furnish updated projections to reflect any changed circumstances, including actual industry performance or the general economic or business climate or other matters affecting the Projections that differ from those upon which the Projections have been based.

                The Projections were not prepared in accordance with standards for projections promulgated by the American Institute of Certified Public Accountants or with a view to compliance with published guidelines of the Securities and Exchange Commission (the “SEC”) regarding projections or forecasts.  Neither the Company’s independent registered public accountants nor any other independent accountants have compiled, examined or performed any procedures with respect to the Projections to determine the reasonableness thereof, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the projected financial information.

                A copy of the Projections is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Capgemini Settlement Agreement

On October 9, 2009, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Capgemini U.S. LLC (“Capgemini”).  The invoiced amounts and deferred amounts totaled approximately $49.8 million under various contracts between Capgemini and the Company.  Pursuant to the Settlement Agreement, Capgemini agreed to continue to provide services to the Company in exchange for the Company paying Capgemini ongoing fees plus $30 million of the total $49.8 million, with the Company paying $15 million upon execution of the Settlement Agreement and an additional $15 million on December 31, 2009.  The Settlement Agreement also allows Capgemini to, among other things, assert an allowed unsecured claim (to which the Company will not object) for the remaining balance of approximately $19.8 million if the Company seeks Chapter 11 relief.  The Company also agreed to assume certain contracts with Capgemini if the Company seeks chapter 11 relief.

Press Release

On October 26, 2009, the Company issued a press release entitled “FairPoint Reaches Agreement with Bank Lenders – Initiates Voluntary Chapter 11 Proceeding” (the “Press Release”).  A copy of the Press Release is being furnished by being attached hereto as Exhibit 99.2.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Plan Support Agreement, dated as of October 25, 2009, by and among the Company, its subsidiaries and the lenders party thereto

99.1	Projected Financial Information

99.2	Press Release, dated October 26, 2009

Cautionary Note Regarding Forward-Looking Statements

Some statements in this Current Report are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions, the potential adverse impact of the Chapter 11 Cases on the Company’s business, including the Company’s ability to maintain contracts, trade credit and other customer and vendor relationships,  the Company’s ability to secure additional support from its lenders and its noteholders for its proposed restructuring plan, the Company’s ability to obtain court approval of, and to consummate, a plan of reorganization and other factors discussed under “Risk Factors” in the reports the Company files with the SEC under the Exchange Act. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and
Chief Financial Officer

Date:  October 26, 2009